SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                                (Amendment no. 1)


Filed by the Registrant    [X]
Filed by a party other than the Registrant   [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                          ELECTRONICS FOR IMAGING, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:

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(2)  Aggregate number of securities to which transactions applies:

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(3)   Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)   Proposed maximum aggregate value of transaction:

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(5)   Total fee paid:

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[ ]   Fee paid previously with preliminary materials.
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[ ]   Check box if any part of the fee is offset as  provided  by  Exchange  Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount previously paid:

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(2)   Form, Schedule or Registration Statement No.:

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(3)  Filing party:

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(4)  Date filed:

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

                          ELECTRONICS FOR IMAGING, INC.
                                2855 Campus Drive
                           San Mateo, California 94403
                                ----------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To be held on May 7, 1998


TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ELECTRONICS FOR IMAGING, INC., a Delaware corporation (the "Company"), will be held on May 7, 1998 at 9:00 AM, Pacific Daylight Time, at 331 Lakeside Drive, Foster City, California 94404 for the following purposes:

     1. To elect six (6) directors to serve for the ensuing year or until their successors are duly elected and qualified.

     2. To approve an amendment to the Company's 1990 Stock Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 1,000,000 shares.

     3. To ratify the appointment of Price Waterhouse LLP as independent accountants of the Company for the fiscal year ending December 31, 1998.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on March 23, 1998 are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.


                                        Sincerely,

                                        /s/ Eric Saltzman
                                        -----------------------------
                                        Eric Saltzman
                                        Secretary


San Mateo, California
April 2, 1998


--------------------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT


            IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING,
        YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY
        AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

                          ELECTRONICS FOR IMAGING, INC.

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ELECTRONICS FOR IMAGING, INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held Thursday, May 7, 1998 at 9:00 AM, Pacific Daylight Time ("the Annual Meeting"), or at any adjournment or postponement thereof. The Annual Meeting will be held at 331 Lakeside Drive, Foster City, California 94404. The Company intends to mail this proxy statement and accompanying proxy card on or about April 2, 1998.

     At the Annual Meeting, the stockholders of the Company will be asked: (1) to elect six directors to serve for the ensuing year or until their successors are duly elected and qualified; (2) to approve an amendment to the 1990 Stock Plan; (3) to ratify the appointment of Price Waterhouse LLP as independent accountants for the year ending December 31, 1998; and (4) to transact such other business as may properly come before the meeting. All proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting will be voted.


Voting Rights and Outstanding Shares

     Stockholders of record at the close of business on March 23, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of March 23, 1998, the Company had outstanding and entitled to vote 52,600,667 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote per each share on all matters to be voted upon by the stockholders and are not entitled to cumulate votes for the election of directors.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

     In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the outstanding shares present in person or by proxy at the Annual Meeting.


Solicitation

     The cost of preparing, assembling, printing and mailing the Proxy Statement, the Notice of Annual Meeting and the enclosed proxy, as well as the cost of soliciting proxies relating to the Annual Meeting will be borne by the Company. The Company will request banks, brokers, dealers and voting trustees or other nominees to solicit their customers who are beneficial owners of shares listed of record in names of nominees, and will reimburse them for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by directors, officers and regular employees of the Company or, at the Company's request by Corporate Investor Communications, Inc. No additional compensation will be paid to directors, officers or other regular employees of the Company for such services, but Corporate Investor Communications, Inc. will be paid its customary fee, estimated to be about $6,000, if it renders solicitation services.


Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company at the Company's principal executive office, 2855 Campus

Drive, San Mateo, California 94403, a written notice of revocation or a duly executed proxy bearing a later date or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.


Stockholder Proposals To Be Presented at Next Annual Meeting

     Proposals from stockholders that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting must be received by the Company no later than December 2, 1998, in order that they may be included in the proxy statement and proxy relating to that Annual Meeting.


                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

Nominees

     A board of six (6) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's six nominees named below. In the event that any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified.

     The names of the nominees, each of whom is currently a director of the Company, and certain information about them are set forth below:

Name of Nominee and Principle Occupation                                       Age     Director Since
----------------------------------------------------------------------------- -----   ---------------
Efraim Arazi ................................................................  60          1988
 Chairman of the Board of the Company and President and Chief Executive
 Officer of Imedia Corporation (a video compression technology company).

Dan Avida ...................................................................  34          1994
 President and Chief Executive Officer of the Company.

Gill Cogan ..................................................................  45          1992
 General Partner of Weiss, Peck & Greer (investment company) and
 General Partner of Weiss, Peck & Greer Venture Partners II, L.P.
 (a venture capital firm).

Dan Maydan ..................................................................  62          1996
 President of Applied Materials Inc. (a semiconductor manufacturing equipment company).

Jean-Louis Gassee ...........................................................  54          1990
 Chief Executive Officer of Be Inc. (a personal computer technology company).

Thomas I. Unterberg .........................................................  67          1990
 Managing Director of C.E. Unterberg Towbin (an investment banking firm).


     Mr. Arazi is the founder of the Company and has served as Chairman of the Board since the Company's inception in November 1988. Mr. Arazi is currently President and Chief Executive Officer of Imedia Corporation. Mr. Arazi served as Chief Executive Officer of the Company from inception to July 1995 and as President from inception until July 1991 and from July 1992 to October 1994. From November 1971 to June 1988, Mr. Arazi served as chief executive officer of Scitex Corporation Ltd., which was founded by Mr. Arazi, and from November 1971 to September 1985 and from April 1986 to June 1988, Mr. Arazi served as President of Scitex. Mr. Arazi was affiliated with Scitex's predecessor, Scientific Technologies Ltd. Prior to 1968, Mr. Arazi was a principal engineer at Itek Corporation, an aerospace reconnaissance corporation, specializing in the photo and electro-optical imagery fields.

     Mr. Avida has served as President of the Company since October 1994 and as Chief Executive Officer since July 1995. Mr. Avida served as Chief Operating Officer from October 1994 to July 1995. Mr. Avida served as Vice President, Research and Development from July 1993 until October 1994. From August 1991 to July 1993 Mr. Avida served as Vice President, Hardware Systems and from January 1991 to August 1991, he served as the Company's Director of Hardware Systems. From December 1989 to January 1991, he was project manager and from July 1989 to December 1989, Mr. Avida was employed by the Company as an engineer. From 1984 to July 1989, he served in the Israeli Defense Forces as a project manager and, later, as a section leader responsible for the development of high-technology projects. Mr. Avida is a graduate of Technion, Israel Institute of Technology, from which he received his degree in Computer Engineering.

     Mr. Cogan has been a principal of Weiss, Peck & Greer, L.L.C., an investment company, and is also a general partner of Weiss, Peck & Greer Venture Partners, L.P. From 1986 to 1990, Mr. Cogan was a partner of Adler & Company, a venture capital group handling technology-related investments. From 1983 to 1985, he was chairman and chief executive officer of Formtek, an imaging and data management computer company, whose products were based upon technology developed at Carnegie-Mellon University. Mr. Cogan is currently a director of Harmonic Lightwaves Inc., Integrated Packaging Assembly Corporation, Micro Linear Corporation, Number Nine Visual Technology, P-Com, Inc. and several private companies. Mr. Cogan holds a B.S. in Physics and an M.B.A. from the University of California at Los Angeles.

     Mr. Gassee is currently chief executive officer of Be Inc., which he joined in 1990. Mr. Gassee served as the president of Apple Products, a division of Apple Computer, Inc. ("Apple"), a manufacturer of personal computers and related software, from August 1988 to February 1990. From June 1987 to August 1988, Mr. Gassee served as senior vice president of research and development of Apple, and from June 1985 to June 1987, he served as vice president of product development. He was also the founding general manager for Apple Computer France, SARL. Before joining Apple, Mr. Gassee was president and general manager of the French subsidiary of Exxon Business Systems. In addition, Mr. Gassee has held several management positions with Data General Corporation, including general manager for France, area manager for Latin countries and marketing manager for Europe. He also spent six years with Hewlett-Packard Company, where he served in several positions, including sales manager of Europe. Mr. Gassee is a director of Laser Master Technologies and 3Com Corporation.

     Dr. Maydan has been President of Applied Materials Inc. since January 1994 and a member of that company's Board of Directors since June 1992. From March 1990 to January 1994, Dr. Maydan served as Applied Material's Executive Vice President, responsible for all of the company's product lines as well as new product development. Dr. Maydan is also Co-Chairman of Applied Komatsu Technology, a joint venture formed in September 1993 with Komatsu, Ltd., to manufacture and market systems for the flat panel display industry. Before joining Applied Materials in September 1980, Dr. Maydan spent thirteen years in various positions with Bell Laboratories. Dr. Maydan received his B.S. and M.S. degrees in electrical engineering from Technion, Israel Institute of Technology and his Ph.D. in physics from Edinburgh University.

     Mr. Unterberg is the co-founder and has served as a managing director of C.E. Unterberg Towbin, an investment banking firm, since June 1989. He was a managing director of Shearson Lehman Hutton Inc. from January 1987 to January 1989. Prior to that, he was chairman of the board, chief executive officer and senior managing director of L.F. Rothschild, Unterberg, Towbin Holdings, Inc. and was associated with such firm or its predecessors from 1956. Mr. Unterberg is also a director of AES Corporation, Systems & Computer Technology Corporation and ECCS, Inc.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

     The Company's Board of Directors recommends a vote "FOR" all six nominees listed above.

                      COMMITTEES OF THE BOARD OF DIRECTORS


Meetings of Board of Directors and Committees

     The Board of Directors of the Company held a total of four (4) meetings during 1997. Each director attended 75% or more of the aggregate meetings of the Board of Directors and of the committees thereof, if any, upon which such director served during 1997. The Board of Directors has an Audit Committee and a Compensation Committee.

     The Audit Committee consists of Director Cogan and Director Maydan. The Audit Committee conducted no meetings during 1997. The Audit Committee approves the engagement of and the services to be performed by the Company's independent accountants and reviews the Company's accounting principles and its system of internal accounting controls.

     The Compensation Committee consists of Directors Gassee and Unterberg and undertook its actions by unanimous written consent during 1997. The Compensation Committee reviews and approves the Company's executive compensation policy and administers the Company's stock plans.

     The Board of Directors does not have a nominating committee or any committee performing similar functions.

     Outside members of the Board of Directors receive no cash compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending Board meetings. However, Mr. Gassee has been granted options to purchase 600,000 shares of the Company's Common Stock under the 1989 Stock Plan, of which options to purchase 127,500 shares remain outstanding and exercisable, and Mr. Maydan has been granted options to purchase 30,000 shares of the Company's Common Stock under the 1990 Stock Plan, of which 22,500 shares remain outstanding. See "Proposal Two--Amendment to the 1990 Stock Plan."


                                  PROPOSAL TWO
                        AMENDMENT TO THE 1990 STOCK PLAN


Background

     The Company has adopted two stock plans, the 1989 Stock Plan (the "1989 Plan"), and the 1990 Stock Plan (the "1990 Plan" and, together with the 1989 Plan, the "Stock Plans"). The Stock Plans are administered by the Board of Directors or a committee appointed by the Board. The Stock Plans provide for grants to employees, consultants and directors of the Company or any parent or subsidiary (as defined in the Stock Plans) of the Company.

     The 1989 Plan was established by the Board of Directors in March 1989 and 1,425,000 shares of Common Stock were reserved for issuance upon the exercise of options and stock purchase rights. The 1989 Plan was designed for use by the Company while it was a private company. No options or stock purchase rights have been issued under the 1989 Plan since November 30, 1992.

     The 1990 Plan was established by the Board of Directors in June 1990 and 825,000 shares of Common Stock were reserved for issuance upon the exercise of options and stock purchase rights under the 1990 Plan.

     On May 2, 1992 and July 30, 1992, the Board of Directors and stockholders of the Company, respectively, approved amendments to the Stock Plans whereby the 825,000 shares of Common Stock then available for issuance under 1990 Plan were reallocated and made available under the 1989 Plan. As a result, 2,250,000 shares of Common Stock were available for issuance under the 1989 Plan. The 1990 Plan was further amended to reserve an additional 450,000 shares of Common Stock for issuance upon the exercise of options and stock purchase rights under the 1990 Plan.

     On July 29, 1993 and May 6, 1994, the Board of Directors and stockholders of the Company, respectively, approved amendments to the Stock Plans whereby 213,534 shares of Common Stock available for issuance under the 1989 Plan were reallocated and made available for issuance under the 1990 Plan.

     On March 25, 1994 and May 6, 1994, the Board of Directors and stockholders of the Company, respectively, also approved amendments to the Stock Plans whereby an additional 128,919 shares of Common Stock available for issuance under the 1989 Plan were reallocated and made available for issuance under the 1990 Plan. As a result of these amendments, 1,907,547 shares of Common Stock were made available under the 1989 Plan and 792,453 shares of Common Stock were made available under the 1990 Plan. At the same time, the Board of Directors and stockholders of the Company approved amendments to the 1990 Plan (i) to increase the number of shares reserved for issuance thereunder by an additional 750,000 shares, to a total of 1,542,453 shares, and (ii) to limit to 500,000 the number of shares of Common Stock that may be subject to awards under the 1990 Plan to any employee in any fiscal year, in order to preserve the ability of the Company to deduct for federal income tax purposes the compensation expense relating to such awards in accordance with new Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     On April 28, 1994 and May 4, 1995, the Board of Directors and stockholders of the Company, respectively, approved an amendment to the Stock Plans to provide that the exercise price of options to purchase Common Stock shall not be less than 100% of the fair market value of the Common Stock on the date of the grant.

     On March 28, 1995 and May 4, 1995, the Board of Directors and stockholders of the Company, respectively, also approved amendments to the Stock Plans whereby 83,834 shares of Common Stock available for issuance under the 1989 Plan were reallocated and made available for issuance under the 1990 Plan. Additionally, the Board of Directors and stockholders approved an amendment to the 1990 Plan to increase the number of shares reserved for issuance thereunder by an additional 950,000 shares. As a result of these amendments, 1,823,713 shares of Common Stock were made available under the 1989 Plan and 2,576,287 shares of Common Stock were made available under the 1990 Plan for issuance upon the exercise of options and stock purchase rights under the Stock Plans.

     On October 25, 1995, the Board of Directors approved a two-for-one stock split in the form of a stock dividend, payable on November 30, 1995 to stockholders of record on November 20, 1995. As a result of this action, 3,647,426 shares of Common Stock were made available under the 1989 Plan and 5,152,574 shares of Common Stock were made available under the 1990 Plan for issuance upon the exercise of options and stock purchase rights under the Stock Plans.

     On March 21, 1996 and May 2, 1996, the Board of Directors and stockholders of the Company, respectively, approved an amendment to the 1990 Plan to increase the number of shares reserved for issuance thereunder by an additional 950,000 shares. As a result of this amendment, 3,647,426 shares of Common Stock were made available under the 1989 Plan and 6,102,574 shares of Common Stock were made available under the 1990 Plan for issuance upon the exercise of options and stock purchase rights under the Stock Plans.

     On January 21, 1997, the Board of Directors approved a two-for-one stock split in the form of a stock dividend, payable on February 20, 1997 to stockholders of record on February 10, 1997. As a result of this action, 7,294,852 shares of Common Stock were made available under the 1989 Plan and 12,205,148 shares of Common Stock were made available under the 1990 Plan for issuance upon the exercise of options and stock purchase rights under the Stock Plans.

     As of February 27, 1998, 35,132 shares of Common Stock and 1,446,449 shares of Common Stock were available for grant under the 1989 Plan and the 1990 Plan respectively after giving effect to the Stock Split.


Proposed Amendment

     On March 30, 1998, the Board of Directors approved an amendment to the 1990 Plan to increase the number of shares reserved for issuance thereunder by an additional 1,000,000 shares. As a result of this amendment, the Board of Directors has reserved an aggregate of 7,294,852 shares of Common Stock under the 1989 Plan and 13,205,148 shares of Common Stock under the 1990 Plan. This amendment is subject to stockholder approval.

     As of February 27, 1998, 13,241,088 and 13,535,285 options to purchase shares of Common Stock had been granted under the 1989 Plan and 1990 Plan, respectively, and a total of 10,343,332 options had been exercised under both Stock Plans. As of February 27, 1998, 7,675,087 options were outstanding under the Plans at an average per share exercise price of $20.70.

     The Stock Plans are long-term incentive plans for all employees. These plans are intended to align stockholder and employee interests by creating a direct link between long-term rewards and the value of the Company's shares. The Board of Directors believes that long-term stock ownership by executive officers and all employees is an important factor in achieving above-average growth in share value and in retaining valued employees. Since the value of a stock option bears a direct relationship to the Company's stock price, the Board further believes that stock options motivate both executive officers and employees to manage the Company in a manner which will benefit all stockholders.

     The Board of Directors is seeking approval of the amendment to the 1990 Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 1,000,000 shares. The Board of Directors of the Company believes this amendment is necessary to properly incentivize the Company's current and future employees. A vote of a majority of the Company's stockholders present in person or by proxy is required to approve the amendment to the 1990 Plan. The holders of Common Stock are entitled to one vote per share. Abstentions from voting have the same effect as negative votes and broker non-votes are disregarded in the calculation of the number of votes.

      The Company's Board of Directors unanimously recommends a vote "FOR"
                         the amendment to the 1990 Plan.

     The essential features of the 1990 Plan are outlined below, with particular focus on options granted under the 1990 Plan, as stock purchase rights are no longer granted under the 1990 Plan. Neither options nor stock purchase rights are currently granted under the 1989 Plan.


Administration

     The 1990 Plan provides for administration by the Board of Directors of the Company or by a committee of the Board. The 1990 Plan is currently being administered by the Compensation Committee. Members of the Compensation Committee receive no additional compensation for their services in connection with the administration of the 1990 Plan. References herein to the Board include the Compensation Committee, as applicable.


Eligibility

     The 1990 Plan provides that non-statutory options may be granted to all employees and consultants of the Company. Incentive stock options may only be granted to employees. The Board selects the optionees and determines the number of shares to be subject to each option. The 1990 Plan currently provides that the number of shares of Common Stock that may be subject to awards under the 1990 Plan to any employee in any fiscal year shall be limited to 2,000,000 shares (adjusted to reflect all stock splits) in order to preserve the ability of the Company to deduct for federal income tax purposes the compensation expense relating to such awards in accordance with Section 162(m) of the Code. In addition, there is a limit on the aggregate market value of shares of $100,000 subject to all incentive stock options granted to a single person which are exercisable for the first time in any one calendar year.


Terms of Options

     Each option is evidenced by a stock option agreement between the Company and the person to whom such option is granted and is subject to the following additional terms and conditions:

         (a) Exercise of the Options: The Board determines when options granted under the 1990 Plan may be exercised. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment to the Company of the purchase price. Payment for shares issued upon exercise of an option may consist of cash, check, promissory note, exchange of shares of the Company's Common Stock or such other consideration as determined by the Board and as permitted under Section 152 of the Delaware

     General Corporation Law. Payment may also be made by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price.

         (b) Exercise Price: The exercise price under the 1990 Plan is determined by the Board of Directors or its committee and, subject to stockholder approval, may not be less than 100% of the fair market value of the Company's Common Stock on the date the option is granted. However, in the case of stock options granted to any person who owns 10% or more of the combined voting power of the Company's Common Stock, the per share exercise price must be no less than 110% of the fair market value of the Company's Common Stock. At March 23, 1998, the closing price for the Company's Common Stock as reported on the NASDAQ National Market System was $26.125 per share. In the event of a decline in the value of the Company's Common
     Stock, the Board has the authority to reduce the exercise price of outstanding options, whether incentive or non-statutory, to the then current fair market value of the Company's Common Stock.

         (c) Termination of Employment: The 1990 Plan provides that if the optionee ceases to serve as an employee or consultant (as the case may be) for any reason other than death or disability, options may be exercised not later than ninety days after such termination (or within such shorter period as determined by the Board at the time of grant and specified in the option agreement) and may be exercised only to the extent the options were exercisable on the date of termination. If the optionee could not exercise the option within such ninety day period without incurring short swing trading liability due to the applicable rules adopted by the Securities and Exchange Commission under Section 16 of the Securities and Exchange Act of 1934, then the time within which the option may be exercised shall (if the optionee requests in writing) be extended up to a maximum of seven months after such date of termination. In no event, however, may an option be exercised more than ten years after the date of grant.

         (d) Death or Disability: If an optionee should die or become disabled while in the service of the Company, such options may be exercised in full at any time within twelve months after the date of death or date of termination due to disability, but only to the extent that the options were exercisable on the date of death or date of termination due to disability. In no event, however, may an option be exercised more than ten years after the date of grant.

         (e) Termination of Options: Options granted under the 1990 Plan expire 10 years from the date of grant, unless otherwise provided in the option agreement. However, incentive stock options granted to an optionee who, immediately before the grant of such options, owned more than 10% of the total combined voting power of all classes of stock of the Company or a parent or subsidiary corporation, may not have a term of more than five years. No option may be exercised by any person after such expiration.

         (f) Nontransferability of Options: An option is nontransferable by the optionee other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his or her lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of death of the optionee.

         (g) Acceleration of Options: In the event of a merger or consolidation in which the Company is not the surviving entity, the Board is obligated to either accomplish an assumption or a substitution of options or give 15 days notice of the acceleration of the optionee's right to exercise his outstanding options in full at any time within 15 days of such notice.

         (h) Other Provision: The option agreement may continue such other terms, provisions and conditions not inconsistent with the 1990 Plan as may be determined by the Board.


Adjustment Upon Changes in Capitalization

     In the event any change (such as a stock split or dividend) is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment shall be made in the exercise price and in the number of shares subject to each option and the maximum number of shares that may be awarded during any fiscal year. In the event of the proposed dissolution or liquidation of the Company, the board must notify the optionees at least 15 days prior to such proposed action and all outstanding options not previously exercised shall automatically terminate unless otherwise provided by the Board.


Amendment and Termination

     The Board may amend the 1990 Plan at any time or from time to time or may terminate it without approval of the stockholders, provided, however, that stockholder approval is required for any amendment which increases the number of shares that may be issued under the 1990 Plan, materially changes the standards of eligibility, or materially increases the benefits which may accrue to participants under the 1990 Plan. However, no action by the Board or stockholders may alter or impair any option previously granted under the 1990 Plan without the consent of the optionee. In any event, the 1990 Plan will terminate in 2000.


Tax Information

     Options granted under the 1990 Plan may be either "incentive stock options," as defined in Section 422 of the Code or "non-statutory options."

     Incentive Stock Options. An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. Generally, the Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term, mid-term or short-term capital gain or loss, depending on the holding period.

     Non-Statutory Stock Options. Options which do not qualify as incentive stock options are referred to as non-statutory options. An optionee will not recognize any taxable income at the time he or she is granted a non-statutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as a long-term, mid-term or short-term capital gain or loss, depending on the holding period. Generally, the Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a non-statutory option.

     Potential Limitation on Company Deductions. Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards granted in the future under the 1990 Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

     The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1990 Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.


Participation in the 1990 Plan

     The grant of stock options under the 1990 Plan is subject to the discretion of the Board and as of the date of this proxy statement, there has been no determination by the Board with respect to future grants of options. See "Executive Compensation" for information with respect to the number of options granted to the executive officers named therein.


                                 PROPOSAL THREE
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected Price Waterhouse LLP, independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1998, and recommends that stockholders vote for ratification of such appointment. Price Waterhouse LLP has audited the Company's financial statements since 1992. Notwithstanding the selection, the Board, at its discretion, may direct the appointment of new independent accountants at any time during the year, if the Board feels that such a change would be in the best interests of the Company and its stockholders. In the event of a negative vote of such ratification, the Board of Directors will reconsider its selection.

     Representatives of Price Waterhouse LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     Stockholder ratification of the selection of Price Waterhouse LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Price Waterhouse LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Price Waterhouse LLP.

      The Company's Board of Directors unanimously recommends a vote "FOR"
                            the ratification of the
         appointment of Price Waterhouse LLP as independent accountants.

                               SECURITY OWNERSHIP


     Except as otherwise indicated below, the following table sets forth certain information regarding beneficial ownership of Common Stock of the Company as of March 23, 1998 by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) each executive officer listed in the Summary Compensation Table, and (iv) all executive officers and directors as a group.

                                                                                Common Stock
                                                                          ------------------------
                                                                             No. of       Percent
                       Name of Beneficial Owner (1)                          Shares        Owned
------------------------------------------------------------------------- -----------   ----------
FMR Corporation .........................................................  7,841,800        14.9%
 82 Devonshire Street
 Boston, Massachussetts 02109

T. Rowe Price Associates ................................................  6,111,300        11.6%
 100 East Pratt Street
 Baltimore, MD 21202

J&W Seligman & Company ..................................................  5,308,400        10.0%
 100 Park Avenue
 New York, NY 10017

Dan Avida (2) ...........................................................    774,800         1.5%

Jeffrey Lenches (3) .....................................................    252,992           *

Thomas Unterberg ........................................................    204,000           *

Jean-Louis Gassee (3) ...................................................    127,500           *

Fred Rosenzweig (4) .....................................................     39,500           *

Eric Saltzman (3) .......................................................     10,000           *

Dan Maydan (5) ..........................................................      9,060           *

Efraim Arazi ............................................................        --          --

Gill Cogan ..............................................................        --          --

All executive officers and directors as a group (9 persons) (6) .........  1,417,852         2.7%

------------
* Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 52,600,667 shares outstanding on March 23, 1998, adjusted as required by rules promulgated by the Securities and Exchange Commission (the "SEC").

(2) Includes 705,236 shares of Common Stock issuable upon exercise of options granted to Mr. Avida under the 1989 Plan and the 1990 Plan which are exercisable within 60 days of March 23, 1998.

(3) Consists solely of Common Stock issuable upon the exercise of options granted under the 1989 and/or 1990 Plans which are exercisable within 60 days of March 23, 1998.

(4) Includes 29,500 shares of Common Stock issuable upon exercise of options granted to Mr. Rosenzweig under the 1990 Plan which are exercisable within 60 days of March 23, 1998.

(5) Includes 7,500 shares of Common Stock issuable upon exercise of options granted to Mr. Maydan under the 1990 Plan which are exercisable within 60 days of March 23, 1998.

(6) Includes an aggregate of 1,132,728 shares of Common Stock issuable upon the exercise of options granted to executive officers and directors under the 1989 and/or 1990 Plans which are exercisable within 60 days of March 23, 1998.

Compliance With Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of security ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Form 5 filings were required, the Company believes that during the period from January 1, 1997 to December 31, 1997, all Section 16(a) filing requirements applicable to officers, directors or greater than ten percent beneficial owners were complied with.


                               EXECUTIVE OFFICERS

     The following table lists certain information regarding executive officers as of March 23, 1998.


            Name           Age    Position
-------------------------  ---    ----------------------------------------------
Dan Avida ...............  34     President and Chief Executive Officer
Jeffrey Lenches .........  50     Executive Vice President
Fred Rosenzweig .........  42     Vice President, Manufacturing and Support
Eric Saltzman ...........  35     Vice President, Strategic Relations, General
                                  Counsel and Corporate Secretary


     Information regarding Dan Avida is listed under "Election of Directors."

     Mr. Lenches has served as Executive Vice President since October 1994. From August 1993 to October 1994, he served as Vice President--Sales. From July 1991 to August 1993 he served as Vice President--Fiery Sales, and from July 1990 to July 1991, he was Director of Sales. Mr. Lenches served as Western regional sales manager and national VAR and OEM sales manager at Tektronix, Inc. from 1987 to 1990. Mr. Lenches holds a B.B.A. from Ohio University and an M.B.A. from Pepperdine University.

     Mr. Rosenzweig has served as Vice President, Manufacturing and Support since January 1995. From May 1993 to January 1995, Mr. Rosenzweig served as Director of Manufacturing. From July 1992 to May 1993, he was a plant general manager at Tandem Computers Corporation. From October 1989 to July 1992, Mr. Rosenzweig served as a systems and peripheral test manager at Tandem Computers Corporation. Mr. Rosenzweig holds a B.S. in Metallurgical Engineering from Pennsylvania State University and an M.B.A. from the University of California at Berkeley.

     Mr. Saltzman has served as Vice President, Strategic Relations since October 1995. From January 1994 to October 1995, Mr. Saltzman served as Director of Commercial Affairs and General Counsel. From June 1991 to December 1993, Mr. Saltzman was a Senior Corporate Associate at Cooley Godward LLP. Mr. Saltzman holds a B.A. from Swarthmore College and a J.D. from Stanford Law School.

                             EXECUTIVE COMPENSATION


Compensation of Executive Officers

     The following table sets forth certain summary information regarding compensation paid by the Company for services rendered during the fiscal years ended December 31, 1997, 1996 and 1995 to all individuals serving as the Company's Chief Executive Officer during the last complete fiscal year and its four most highly compensated executive officers other than the Chief Executive
Officer.


                                                 Summary Compensation Table

                                                                                           Long-Term
                                                                                          Compensation
                                                         Annual Compensation                 Awards
                                               ---------------------------------------   -------------        All Other
                                                     Salary                Bonus           Number Of        Compensation
     Name and Principal Position       Year          ($) (1)              ($) (1)           Options              ($)
------------------------------------- ------   ------------------   ------------------   -------------   ------------------
Dan Avida ...........................  1997         375,000            212,810(3)            90,000          179,876(2)
 President and                         1996         350,000            188,149(4)           150,000            6,000(8)
 Chief Executive Officer               1995         275,000            160,840(5)           200,000            6,000(8)
Jeffrey Lenches .....................  1997         255,000            135,597(6)            26,000            6,000(8)
 Executive Vice President              1996         217,000            116,871(6)            44,000            6,000(8)
                                       1995         177,125            127,116(6)            80,000            6,000(8)
Fred Rosenzweig .....................  1997         210,000             85,124(3)            26,000            4,600(8)
 Vice President, Manufacturing         1996         157,000(7)          56,448(4)            44,000            4,800(8)
 and Support                           1995         122,750             25,853(5)           114,000            4,800(8)

Eric Saltzman .......................  1997         185,000             59,992(3)            17,000            4,800(8)
 Vice President, Strategic Relations,  1996         143,750(7)          46,110(4)            30,000            4,800(8)
 General Counsel and Corporate         1995         113,375             10,044(5)            54,000            1,000(8)
 Secretary

------------
(1) Amounts shown include cash and non-cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers.
(2) Consists of a $173,876 payment to compensate for personal tax consequences on conversion of previously granted incentive stock options to non-statutory stock options at the Company's request and a $6,000 automobile allowance.
(3) Represents bonuses accrued in 1997 under the Executive Bonus Plan and paid in March 1998.
(4) Represents bonuses accrued in 1996 under the Executive Bonus Plan and paid in January 1997.
(5) Represents bonuses accrued in 1995 under the Executive Bonus Plan and paid in January 1996.
(6)  Represents sales commissions.
(7)  Includes salary accrued in 1996 and paid in 1997.
(8) Automobile allowance.


Executive Incentive Plans

     The Compensation Committee of the Company's Board of Directors has adopted a bonus plan for its executive officers. Target bonuses under the Bonus Plan have been established based on a factor of the individual's annual salary and are 72%, 50%, 50% and 40% for Messrs. Avida, Lenches, Rosenzweig and Saltzman, respectively. Under the bonus plan, the target bonus established for all participants is based on the individual's and the Company's performances. Payment of target bonuses related to the Company's performance is contingent upon the achievement of certain minimum operating profit and revenue goals. If minimum operating profit and revenue goals are not achieved, bonus awards based on individual performance could still be made.


Compensation of Directors

     The members of the Board of Directors do not receive cash compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending Board meetings.

Outside members of the Board of Directors have received stock option grants pursuant to the Stock Plans upon initially joining the Board of Directors. See "Committees of the Board of Directors -- Meetings of Board of Directors and Committees" and "Proposal Two -- Amendment to the 1990 Stock Plan."

     During the last fiscal year, the Company granted no options to outside directors of the Company.


                        STOCK OPTION GRANTS AND EXERCISES

     The following table sets forth information regarding stock option grants made during the fiscal year ended December 31, 1997 to each of the executive officers named in the Summary Compensation Table.


                                      Option Grants in Fiscal Year Ended December 31, 1997

                                                  Individual Grants
                          ------------------------------------------------------------------
                                                                                                   Potential Realizable
                                             % of Total                 Fair                   Value at Assumed Annual Rates
                                Number         Options                 Market                 of Stock Price Appreciation for
                              Of Options     Granted to    Exercise   Value on                        Option Term (3)
                               Granted        Employees     Price      Date of   Expiration  ---------------------------------
                                 (1)           in 1997    Per Share     Grant     Date (2)     0%        5%           10%
                          ----------------- ------------ ----------- ---------- ------------ ----- ------------- -------------
Dan Avida ...............     90,000 (4)       5.6%       $  47.25    $  47.25    7/1/07       --     $2,674,374    $6,777,390
Jeffrey Lenches .........     26,000 (4)       1.6%          47.25       47.25    7/1/07       --        772,597     1,957,913
Fred Rosenzweig .........     26,000 (4)       1.6%          47.25       47.25    7/1/07       --        772,597     1,957,913
Eric Saltzman ...........     17,000 (4)       1.1%          47.25       47.25    7/1/07       --        505,160     1,280,174

------------
(1) Options granted in 1997 are exercisable starting 12 months after the grant date, with 25% of the option shares becoming exercisable on the first anniversary of July 15, 1997, with full vesting occurring on the fourth anniversary date.

(2) The options have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(3) The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or projection of its future Common Stock price.

(4) These options were granted on July 1, 1997.


     The following table sets forth information regarding exercises of stock options during the fiscal year ended December 31, 1997 by each of the executive officers named in the Summary Compensation Table.


                                    Aggregated Option Exercises in Fiscal Year Ended
                                  December 31, 1997 and Fiscal Year End Option Values

                                                                 Number of                   Value of Unexercised
                                                            Unexercised Options              In-the-Money Options
                          Shares                                at 12/31/97                    at 12/31/97 (2)
                       Acquired on        Value       -------------------------------   ------------------------------
         Name            Exercise      Realized(1)     Exercisable     Unexercisable     Exercisable     Unexercisable
--------------------- -------------   -------------   -------------   ---------------   -------------   --------------
Dan Avida ...........    118,188       $5,480,663        705,236          302,500        $6,917,174        $381,250
Jeffrey Lenches .....    140,008        5,857,887        252,992           99,000         2,751,907         152,500
Fred Rosenzweig .....     68,500        2,884,195         11,000          128,500               --          506,000
Eric Saltzman .......     43,500        1,815,616            --            89,000               --          373,875

------------
(1) This amount represents the market value of the underlying securities on the exercise date minus the exercise price of such options.

(2) This amount represents the market value of the underlying securities relating to "in-the-money" options at December 31, 1997 minus the exercise price of such options.

                              EMPLOYMENT AGREEMENTS

     The Company entered into employment agreements with Messrs. Avida, Lenches, Rosenzweig in July 1995 and with Mr. Saltzman in October 1995 whereby each executive's employment shall continue to be "at will." The employment agreements state an annual base salary, subject to any increases annually as the Company's Board shall authorize from time to time in connection with an annual review and provides for such performance bonus amounts under the Executive Incentive Plan as the Company's Board authorizes. In addition, the employment agreements contain certain provisions that take effect upon a change in control of the Company. Upon a change of control, all unvested options granted in 1994 will automatically be accelerated and the executive shall have the right to exercise all or a portion of such stock options so vested. Vesting of the options will be adjusted to the extent necessary such that "parachute payments" do not exceed the maximum that each executive may receive under the Internal Revenue Code before being required to pay an excise tax. Any unvested options shall be assumed by the successor of the Company and vesting shall continue while the executive remains an employee of the successor of the Company. If the executive's employment is involuntary or constructively terminated other than for cause prior to the date vesting of such options is completed, the executive shall be retained as a consultant to the successor of the Company at a specified rate per hour for the period necessary to allow the remaining options held by the executive to vest in full, but in no event to exceed six months. If the executive's employment is involuntarily or constructively terminated other than for cause within a period beginning 90 days before and ending 18 months after a change of control, the executive will be entitled to a lump sum severance payment in an amount equal to one-half of his then current annual salary and bonus. Each employment agreement terminates upon the earlier of (i) the date that all obligations of the parties thereunder have been satisfied, (ii) October 1, 1999, or (iii) eighteen (18) months after a change of control.


                      REPORT OF THE COMPENSATION COMMITTEE

     The Report of the Compensation Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "Securities Act") or under the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

     General.  The  responsibilities  of  the  Compensation   Committee  are  to
administer the Company's various incentive plans, including the Stock Plans, and to set compensation policies applicable to the Company's executive officers.

     Base Salary. Individual salaries are determined based on individual experience, performance and breadth of responsibility within the Company. The Compensation Committee reviews these factors for each executive officer each year. In addition, the Compensation Committee considers executive officers' salaries for relative competitiveness within the Company's sector of the computer industry.

     Commissions and Bonuses. The Company established a bonus plan for its executive officers. See "Executive Compensation--Executive Incentive Plans."

     Stock Options. The Stock Plans are long-term incentive plans for all employees. These plans are intended to align stockholder and employee interests by creating a direct link between long-term rewards and the value of the Company's shares. The Compensation Committee believes that long-term stock ownership by executive officers and all employees is an important factor in achieving above average growth in share value and in retaining valued employees. Since the value of an option bears a direct relationship to the Company's stock price, the Compensation Committee believes that options motivate executive officers and employees to manage the Company in a manner which will benefit all stockholders.

     The Stock Plans authorize the Compensation Committee to award stock options to employees at any time. Options are generally granted at the time of initial employment with the Company, and at later dates at the discretion of the Compensation Committee. The size of initial and subsequent grants are determined by a number of factors including comparable grants to executive officers and employees by other companies which compete in the Company's industry. The exercise price per share of the stock options is equal to the prevailing market value of a share of the Company's Common Stock on the date the options are granted.

     CEO Salary. The Compensation Committee has set Mr. Avida's base salary for 1998 at $375,000. The Compensation Committee believes that the Company's success is dependent in part upon the efforts of its chief executive officer, and as a result, the Company entered into a four-year employment agreement with Mr. Avida in July, 1995 (see "Employment Agreements").


                                            Submitted by:


                                            Jean-Louis Gassee
                                            Member of the Compensation Committee



                                            Thomas I. Unterberg
                                            Member of the Compensation Committee


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Jean-Louis Gassee has served on the Compensation Committee of the Board of Directors from its formation in August 1992 through December 31, 1997. Thomas I. Unterberg has served on the Compensation Committee of the Board of Directors from his appointment in February 1995 through December 31, 1997.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
          AMONG ELECTRONICS FOR IMAGING, INC., H&Q TECHNOLOGY INDEX AND
                             NASDAQ COMPOSITE INDEX

     The stock price performance graph below includes information required by the SEC and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

     The following graph demonstrates a comparison of cumulative total returns based upon an initial investment of $100 in the Company's Common Stock as compared with the Hambrecht & Quist Technology Index and the NASDAQ Composite Index. The stock price performance shown on the graph below is not necessarily indicative of future price performance and only reflects the Company's relative stock price for the period commencing on October 2, 1992 (the date the Company's Common Stock began trading on the NASDAQ National Market System) and ending on December 31, 1997.


[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

                                       Investment Value
                           -----------------------------------------
            Date            EFII      H&Q Technology    NASDAQ Comp.
           ------          -----      --------------    ------------

           10/2/92         $  100         $  100          $  100
           12/31/92        $  132         $  120          $  118
           12/31/93        $  110         $  131          $  136
           12/30/94        $  183         $  151          $  132
           12/29/95        $  583         $  226          $  184
           12/31/96        $1,097         $  272          $  226
           12/31/97        $  443         $  284          $  275

                                  OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.


                                        By Order of the Board of Directors

                                        /s/ Eric Saltzman
                                        -----------------------------
                                        Eric Saltzman
                                        Secretary




Dated: April 2, 1998

                                                                      1149 PS 98

                                                                      Appendix A


                                  DETACH HERE


                                     PROXY

         This Proxy is solicited on behalf of the Board of Directors of


                         ELECTRONICS FOR IMAGING, INC.


                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 7, 1998


     The undersigned stockholder of ELECTRONICS FOR IMAGING, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 2, 1998, and hereby appoints Efraim Arazi and Dan Avida, or either of them, his or her proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Stockholders of ELECTRONICS FOR IMAGING, INC. to be held on Thursday, May 7, 1998 at 9:00 a.m., Pacific Daylight Time, at Electronics for Imaging, Inc., 331 Lakeside Drive, Foster City, California 94404, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse.


           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE


SEE REVERSE                                                          SEE REVERSE
   SIDE          CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE          SIDE

[X] Please mark
    votes as in
    this example


THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE AMENDMENT TO THE 1998 STOCK PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1. Election of Directors:                                            2. Proposal to approve an amendment        FOR  AGAINST ABSTAIN
   Nominess: Efraim Arazi, Dan Avida, Gill Cogan, Jean-Louis               to the 1990 Stock Plan               [ ]    [ ]     [ ]
             Gassee, Dan Maydan, Thomas I. Unterberg.
      FOR                   WITHHELD
      ALL    [ ]        [ ] FROM ALL                                 3. Proposal to ratify the appointment of   FOR  AGAINST ABSTAIN
   NOMINEES                 NOMINEES                                    Price Waterhouse LLP as                 [ ]    [ ]     [ ]
                                                                        independent auditors of the
                                                                        Company for the fiscal year ending
                                                                        December 31, 1998.

[ ] _________________________________________
     For all nominees except as noted above                          4. In their discretion, upon such other matter or matters that may properly come before the meeting or any adjournments
                                                                        thereof.


                                                                      MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [ ]

                                                                      This  Proxy  should  be  marked,   dated  and  signed  by  the
                                                                      stockholder(s)  exactly  as his or her  name  appears  on this proxy card,  and returned  promptly in the enclosed  envelope.
                                                                      When signing as attorney, executor, administrator, trustee, or guardian,  please give full title as such.  If a  corporation, please  sign in full  corporate  name by  President  or  other
                                                                      authorized   officer.   If  a  partnership,   please  sign  in
                                                                      partnership name by authorized  person.  If shares are held by joint tenants or as community property each should sign.


Signature: _________________________________ Date: ___________________ Signature: ______________________________ Date: _____________